Exhibit 21.1
OSTEOLOGIX, INC.
SUBSIDIARY LIST

Name	State or Country of Incorporation	Percentage Owned
Osteologix ApS*	Denmark	100%

*	Osteologix ApS was formerly incorporated in Denmark as Osteologix A/S.